Exhibit 10.4


                           MEMORANDUM OF UNDERSTANDING

         This Memorandum of Understanding (this "memorandum") has been executed by and between SiriCOMM, Inc. ("SiriCOMM"), a Delaware corporation whose principal place of business is located in Joplin, MO, and Mark Sullivan ("Sullivan"), an individual. This memorandum shall be binding upon all parties hereto until such time as the parties enter into a mutually agreeable definitive and final agreement setting forth the terms hereof and such other terms or provisions as the parties shall agree, at which time this memorandum shall then and thereafter be null and void except, in each case as otherwise provided herein.

         WHEREAS, SiriCOMM is in the process developing software applications and a broadband wireless network infrastructure for the commercial transportation industry market that, when developed, will allow users to connect to the SiriCOMM network through wireless transmission and receiving equipment installed in strategic locations that will include, but not be limited to, truck stops and weigh stations; and

         WHEREAS, Sullivan has consulted and desires to continue to consult with SiriCOMM in the development of its wireless network infrastructure, its software applications, and certain other related products;

         NOW THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Sullivan will provide consulting services to SiriCOMM based upon specific and mutually agreed upon projects. These projects will be described in "Scope of Work" documents. The scope of work for the first of these projects, the "Driver Email System", is attached to this memorandum as "Attachment A". Scopes of work for additional projects will be drafted by joint effort of the parties for attachment to the definitive agreement;

         2. As the parties agree that time is of the essence, Sullivan will immediately begin work on the Driver Email System. This work will be commenced in anticipation of the final scope of work, compensation schedule, and definitive agreement. Sullivan accepts the risk that the final scope of work will cause some of this work in anticipation to be omitted from the final scope of work and associated compensation;

         3. SiriCOMM will make its best efforts with its strategic partner, Idling Solutions, LLC, to mitigate the Sprint bandwidth expenses/obligations payable by Thorium Network Services, Inc, a Missouri corporation wholly owned and controlled by Sullivan. The nature of and final approval of such mitigation will be at Thorium's sole discretion. To the extent that such mitigation is successful, Sullivan will cause Thorium to correspondingly forgive or modify SiriCOMM's obligations under a separate "Internet Access Service Agreement" between the SiriCOMM and Thoruim;

         4. SiriCOMM will market the Thorium nationwide dial-up ISP service through its value added reseller network using a "cost of sales" mark up only; In the definitive agreement, SiriCOMM will designate Thorium as it's exclusive provider of Internet access services delivered through the local loop of the public telephone network;

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         5.       SiriCOMM will work with Sullivan to develop new collateral projects/products to be sold through the SiriCOMM sales channels. Potential collateral projects include trailer tracking devices/software, dynamic CRM software, etc.;

         6. As compensation for various services performed by Sullivan for SiriCOMM in the past, SiriCOMM will issue to Sullivan, concurrent with the signing of this memorandum, warrants to purchase 150,000 shares of common stock. The warrants will have a 3-year life and will be exercisable at a $3.40 per share price and will be transferable;

         7.       Compensation for the consulting services described in (1) and
                  (2) above will be at a mutually agreed rate negotiated in conjunction with the total scope of work under the definitive agreement. Whatever the amount, the form of such compensation shall be additional warrants to purchase common stock issued each subsequent quarter following execution of the definitive agreement. The quarterly warrants will have a 3-year life and will be exercisable at the weighted average bid price for the 10 days prior to issue;

         8. The term of the definitive agreement will be five years unless terminated earlier by the parties under mutual agreement. In addition, either party may terminate the agreement based upon the other party's non-performance subject to a 30-day cure period; and

         9. The definitive agreement will contain standard and mutually agreeable language covering: conflict resolution, indemnifications, etc.

         This memorandum of understanding shall have a term of one year, subject to earlier termination (i) on the date the parties enter into a mutually agreeable definitive and final agreement setting forth the terms hereof and such other terms or provisions as the parties shall agree, at which time this memorandum shall then and thereafter be null and void except, in each case as otherwise provided herein, or (ii) in the event either party breaches the terms hereof, then the failure of the breaching party to cure such breach within 30 days following notice of such breach by the non-breaching party.

         WHEREAS, the parties have executed this memorandum as of __________, 2004.


Mark Sullivan                                      SiriCOMM, Inc


 /s/ Mark Sullivan                                 By: /s/ Hank Hoffman
--------------------------                             -------------------------
                                                       Hank Hoffman, President

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